090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170256576-31
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/14/2017 8:08 AM
State of Nevada	Entity Number C3430-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Eastside Distilling, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

45,000,000, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

15,000,000, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every three (3) shares of common stock will be converted into one (1) share of common stock. Before the change, 9,939,649 shares were issued; after the change, 3,313,217 shares will be issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares will be rounded up to the nearest whole share. Less than 1% of the outstanding shares will be affected.

7. Effective date and time of filing: (optional) Date: June 15, 2017 Time: 12:00 a.m.

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.